Exhibit 99.1
FAT BRANDS INC. REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS
Conference call and webcast today at 5:00 p.m. ET
LOS ANGELES (July 28, 2022) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported fiscal second quarter 2022 financial results for the 13-week period ending June 26, 2022.
Andy Wiederhorn, President and CEO of FAT Brands, commented, “The second quarter marked yet another strong performance for FAT Brands, characterized by robust unit development and profitable revenue growth. After a very active acquisition strategy in 2021, I am particularly pleased with the momentum of our organic growth strategy for the first half of this year.”

“Year to date, we have opened 62 restaurants, including 26 that opened in the second quarter, and remain on track to open 120 new restaurants in 2022, which represents a 5% unit expansion year over year. We are seeing strong new franchisee activity as well as continued demand from existing franchise partners to develop other brands within our portfolio, which is very encouraging as we look beyond our current unit development pipeline of over 900 locations representing 50% EBITDA growth over the next several years.”

“As we have stated, 2022 is a year to digest the acquisitions of 2021 and capitalize on the potential synergies they present. That being said, our acquisition strategy is one of the core pillars of FAT Brands, and we will continue to evaluate and capitalize on potential candidates as we see fit. In May 2022, we saw great value in acquiring the Nestlé® Toll House® Café by Chip® Franchise Business, which will be rebranded as Great American Cookies. This tuck-in acquisition not only increases our foothold in the dessert category, but also allows us to continue to grow our manufacturing business. We anticipate the first store conversion to be completed in September 2022 and we look forward to increasing the profitability of the franchisees that have joined us through this acquisition via our increased scale and the cost savings generated from our manufacturing facility.”

Fiscal Second Quarter 2022 Highlights
•Total revenue improved 1,141% to $102.8 million compared to $8.3 million in the second quarter of 2021
◦System-wide sales growth of 284% in the second quarter of 2022 compared to the prior year quarter
◦System-wide same-store sales growth of 5.6% in the second quarter of 2022 compared to the prior year quarter
◦26 new store openings during the second quarter of 2022 bringing our system-wide store count to 2,354 as of June 26, 2022
•Net loss of $8.2 million or $0.50 per diluted share compared to $5.9 million or $0.48 per diluted share in the second quarter of 2021
•Adjusted EBITDA(1) of $29.5 million compared to $2.1 million in the second quarter of 2021
•Adjusted net loss(1) of $3.1 million, or $0.19 per diluted share, compared to $1.1 million, or $0.09 per diluted share in the second quarter of 2021
(1)EBITDA, Adjusted EBITDA and adjusted net loss are non-GAAP measures defined below, under “Non-GAAP Measures”. Reconciliation of GAAP net income to EBITDA, adjusted EBITDA and adjusted net loss are included in the accompanying financial tables.

Summary of Second Quarter 2022 Financial Results
Total revenue was $102.8 million in the second quarter of 2022 compared to $8.3 million in the second quarter of 2021, reflecting revenue from the acquisition of Global Franchise Group in July 2021, the acquisition of Twin Peaks in October 2021, the acquisition of Fazoli's and Native Grill & Wings in December 2021 (collectively, the "2021 Acquisitions") and the continuing recovery from the negative effects of the COVID-19 pandemic on royalties from restaurant sales.
Costs and expenses increased to $89.6 million in the second quarter of 2022 compared to $7.2 million in the second quarter of 2021.

General and administrative expenses increased $15.7 million to $20.8 million in the second quarter compared to $5.1 million in the prior year, primarily due to the 2021 Acquisitions and increased compensation costs, professional fees and travel, reflecting the significant expansion of the organization.
Cost of restaurant and factory revenues totaled $49.8 million in the second quarter of 2022 and were exclusively related to the 2021 Acquisitions. These costs relate to the operations of company owned restaurant locations and the dough factory operated by Global Franchise Group, which currently sells products exclusively to our brands.

Depreciation and amortization increased $6.3 million to $6.7 million in the second quarter of 2022 compared to the same period in the prior year, primarily due to depreciation of company-owned restaurant property and equipment and amortizing intangible assets related to the 2021 Acquisitions.
Advertising expenses increased $10.2 million to $11.6 million in the second quarter of 2022 compared to the prior year period. These expenses vary in relation to the advertising revenue and reflect advertising expenses related to the 2021 Acquisitions and the increase in customer activity as the recovery from COVID continues.
Other expense for the second quarter of 2022 and 2021 was $21.6 million and $9.1 million, respectively, primarily comprised of net interest expense of $23.7 million and $2.7 million, respectively. Other expense for the second quarter of 2021 also consisted of a $6.4 million net loss on the extinguishment of debt.
Adjusted net loss was $3.1 million, or $0.19 per diluted share, in the second quarter of 2022 compared to $1.1 million, or $0.09 per diluted share, in the second quarter of 2021.
Key Financial Definitions
New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.
Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the FAT Brands system for at least one full fiscal year. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Additionally, when we acquire a brand, it may take several months to integrate fully each location of said brand into the FAT Brands platform. Thus, we do not include stores in the comparable base until they have been open and in the FAT Brands system for at least one full fiscal year. For 2022, the comparable store base does not include concepts acquired during fiscal 2021.
System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.
Conference Call and Webcast
FAT Brands will host a conference call and webcast to discuss its fiscal second quarter 2022 financial results today at 5:00 PM ET. Hosting the conference call and webcast will be Andy Wiederhorn, President and Chief Executive Officer, and Ken Kuick, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 1-877-704-4453. A replay will be available after the call until Thursday, August 4, 2022, and can be accessed by dialing 1-844-512-2921. The passcode is 13730875. The webcast will be available at www.fatbrands.com under the “Investors” section and will be archived on the site shortly after the call has concluded.
About FAT (Fresh. Authentic. Tasty.) Brands
FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 17 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli’s, Twin Peaks, Great American Cookies, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses and franchises and owns over 2,300 units worldwide. For more information, please visit www.fatbrands.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, including estimates of annual EBITDA, our ability to conduct future accretive acquisitions, our pipeline of new store locations, and the recovery of our business from the current novel coronavirus pandemic (“COVID-19”), including our revenue performance and reopening of special venues. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic and the effects of the Delta variant of COVID-19, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Measures (Unaudited)
This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA.
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.
Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising gain or losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.
Adjusted net loss is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. Adjusted net loss is defined as net loss plus the impact of adjustments and the tax effects of such adjustments. Adjusted net loss is presented because we believe it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net loss as presented may not be comparable to other similarly titled measures of other companies, and our presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.
Reconciliations of net loss attributable to FAT Brands Inc. presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the tables below.

Investor Relations:
ICR
Michelle Michalski
ir-fatbrands@icrinc.com
646-277-1224
Media Relations:
Erin Mandzik
emandzik@fatbrands.com
860-212-6509
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FAT Brands Inc. Consolidated Statements of Operations

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021

Revenue
Royalties	$21,665	$6,161	$42,563	$11,057
Restaurant sales	60,044	234	118,121	234
Advertising fees	9,568	1,370	18,929	2,560
Factory revenues	8,570	—	16,749	—
Franchise fees	1,295	482	2,009	1,022
Management fees and other income	1,643	35	1,817	58
Total revenue	102,785	8,282	200,188	14,931

Costs and expenses
General and administrative expense	20,841	5,097	45,437	9,624
Cost of restaurant and factory revenues	49,846	244	104,644	244
Depreciation and amortization	6,711	386	13,181	784
Refranchising loss (gain)	453	(856)	1,001	(429)
Acquisition costs	135	917	383	932
Advertising fees	11,596	1,367	21,853	2,560
Total costs and expenses	89,582	7,155	186,499	13,715

Income from operations	13,203	1,127	13,689	1,216

Other (expense) income, net
Interest expense	(18,998)	(2,406)	(38,026)	(4,866)
Interest expense related to preferred shares	(4,715)	(264)	(6,714)	(552)
Net loss on extinguishment of debt	—	(6,405)	—	(6,405)
Other income, net	2,071	25	3,381	123
Total other (expense) income, net	(21,642)	(9,050)	(41,359)	(11,700)

Loss before income tax expense	(8,439)	(7,923)	(27,670)	(10,484)

Income tax (benefit) provision	(251)	(1,992)	4,273	(2,121)

Net loss	(8,188)	(5,931)	$(31,943)	(8,363)
Less: Net loss attributable to noncontrolling interest	—	(5)	—	(5)
Net loss attributable to FAT Brands Inc.	$(8,188)	$(5,926)	$(31,943)	$(8,358)

Basic and diluted loss per common share	$(0.50)	$(0.48)	$(1.95)	$(0.69)
Basic and diluted weighted average shares outstanding	16,405,108	12,275,370	16,396,896	12,122,938
Cash dividends declared per common share	$0.13	$0.13	$0.26	$0.26

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands)	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021

Net loss	$(8,188)	$(5,926)	$(31,943)	$(8,358)
Interest expense, net	23,713	2,670	44,740	5,418
Income tax (benefit) provision	(251)	(1,992)	4,273	(2,121)
Depreciation and amortization expense	6,711	386	13,181	784
EBITDA	21,985	(4,862)	30,251	(4,277)
Provision for bad debts	239	23	423	23
Share-based compensation expenses	1,934	193	4,046	230
Non-cash lease expenses	457	271	741	312
Acquisition costs	134	917	383	932
Refranchising loss	453	(856)	1,001	(429)
Litigation costs	4,308	—	7,264	—
Severance	—	—	526	—
Net loss on extinguishment of debt	—	6,405	—	6,405
Net loss related to advertising fund deficit	—	—	10	—
Adjusted EBITDA	$29,510	$2,091	$44,645	$3,196

FAT Brands Inc. Adjusted Net Loss Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except share and per share data)	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021

Net loss	$(8,188)	$(5,926)	$(31,943)	$(8,358)
Refranchising loss	453	(856)	1,001	(429)
Acquisition costs	134	917	383	932
Litigation costs	4,308	—	7,264	—
Severance	—	—	526	—
Net loss on extinguishment of debt	—	6,405	—	6,405
Tax adjustments, net	146	(1,626)	(1,417)	(1,398)
Adjusted net loss	$(3,147)	$(1,086)	$(24,186)	$(2,848)

Loss per basic and diluted share	$(0.50)	$(0.48)	$(1.95)	$(0.69)
Adjusted loss per basic and diluted share	$(0.19)	$(0.09)	$(1.48)	$(0.23)

Weighted average basic and diluted shares outstanding	16,405,108	12,275,370	16,396,896	12,122,938
(1)Reflects the tax impact of the adjustments using the effective tax rate for the respective periods